Exhibit 99.1

Contact:

Timothy Baker	Scott Solomon
President, Chief Operating Officer	Senior Vice President
and Chief Financial Officer	Sharon Merrill Associates
Cynosure, Inc.	(617) 542-5300
(978) 256-4200	CYNO@investorrelations.com
TBaker@cynosure.com

Cynosure Announces Third-Quarter 2015 Results;

Revenue of $78.4 Million, 10 Percent Increase from

Prior Year

Third-Quarter Highlights:

•	North America product revenue growth of 29 percent

•	Non-GAAP earnings of $0.21 per share; GAAP earnings of $0.14 per share

•	Cash and investments of $153.3 million at September 30, 2015

•	Initiated U.S. pre-launch of SculpSure™ for non-invasive fat reduction

Westford, MA – October 27, 2015 – Cynosure, Inc. (Nasdaq: CYNO), which designs, manufactures and markets medical devices for aesthetic procedures and precision surgical applications worldwide, today reported financial results for the three months ended September 30, 2015.

“Continued momentum in North America drove another quarter of strong top-line growth and increased gross margin for Cynosure,” said Chief Executive Officer Michael Davin. “Product revenue in North America was up 29 percent year-over-year to $40.8 million, or 63 percent of total product revenue for the quarter, on strong sales of the PicoSure, Icon and MonaLisa Touch product lines. International product revenue was essentially flat for the quarter compared with the third quarter of 2014 as a result of unfavorable foreign currency exchange rates, as well as continued economic weakness in Europe and China. On a constant currency basis, international product revenue was up 6 percent year-over-year.

“As we discussed during our September 15th Investor Day, the U.S. pre-launch release of SculpSure, our new hyperthermic laser system for non-invasive fat reduction, is underway,” Davin said. “We have begun initial shipments of the system and conducted sales training with personnel in a number of key territories. Systems have also been placed with several industry luminaries, and the feedback from these physicians and their patients has been excellent. SculpSure was demonstrated at the American Society for Dermatologic Surgery Annual Meeting in Chicago and the 2015 meeting of the American Society of Plastic Surgeons in Boston. Internationally, SculpSure was unveiled at this month’s 25th European Academy of Dermatology and Venereology Congress in Copenhagen. In addition, we have conducted training for our direct sales offices in Europe and Australia.”

Third-Quarter 2015 Financial Results

Revenue was $78.4 million for the third quarter of 2015, an increase of 10 percent from the prior-year period. Product revenue in North America grew 29 percent year-over-year to $40.8 million. International product revenue was $23.8 million, down 1 percent year-over-year as a result of unfavorable foreign currency exchange rates as well as continued economic weakness in Europe and China, but up 6 percent on a constant currency basis from the third quarter of 2014. Parts, service and disposables revenue increased 17 percent year-over-year to $12.9 million.

Gross margin for the third quarter of 2015 was 56.6 percent, compared with 56.3 percent for the same period in 2014. On a non-GAAP basis, excluding non-cash charges related to the amortization of intangibles, gross margin increased to 58.6 percent in the third quarter of 2015, compared with 58.4 percent in the same period a year earlier.

Total operating expenses for the third quarter of 2015 increased 13 percent to $39.6 million from $35.1 million in the same period in 2014. Sales and marketing expenses for the third quarter of 2015 were $26.8 million, or 34.2 percent of total revenue, reflecting both additional marketing expenses and the ongoing addition of sales and marketing personnel associated with the launch of SculpSure.

Operating income was $4.8 million compared with $5.3 million in the year-earlier period. On a non-GAAP basis, excluding acquisition costs and amortization of intangibles, income from operations was $7.1 million, compared with $8.1 million for the third quarter of 2014.

Net income for the third quarter of 2015 was $3.2 million, or $0.14 per diluted share, compared with net income of $3.1 million, or $0.14 per diluted share, for the prior-year period.

On a non-GAAP basis, excluding acquisition costs, non-cash unrealized foreign exchange measurement losses, and amortization of intangibles, net income for the third quarter of 2015 was $4.9 million, or $0.21 per diluted share, compared with $5.5 million, or $0.25 per diluted share, for the third quarter of 2014.

Cash and investments at September 30, 2015 were $153.3 million, compared with $133.4 million at year-end 2014.

Recent Highlights

•	A scientific poster on Cynosure’s MonaLisa Touch fractional CO2 laser system for gynecologic health was presented on October 1st at the 2015 Annual Meeting of the North American Menopause Society. The poster described a 27-patient study conducted by Eric R. Sokol, MD, of Stanford University and Mickey M. Karram, MD, of The Christ Hospital in Cincinnati, Ohio, which demonstrated that the laser system is an effective and safe method for the treatment of symptoms related to Genitourinary Syndrome of Menopause. A total of 96 percent of patients were either satisfied or very satisfied with their treatment, while no patients indicated that they were dissatisfied.

•	In September 2015, Cynosure received European Medical Device Directive certification from its European Notified Body for SculpSure allowing the “CE” Mark to be placed on the device for distribution in the European Union and its member states. CE Mark validates product adherence to the European Commission’s quality assurance and safety requirements.

•	Also in September 2015, Cynosure received clearance from the China Food and Drug Administration for its PicoSure 755 nm wavelength picosecond laser for the removal of tattoos. This regulatory approval is part of Cynosure’s broader strategy to market and distribute the device internationally for a range of cosmetic applications. The Company previously received U.S. FDA clearance for the PicoSure 755 nm wavelength picosecond laser for the removal of tattoos and benign pigmented lesions, as well as marketing clearance in Canada, Australia, Korea and Taiwan.

Business Outlook

“We enter our seasonally strongest quarter with solid momentum,” Davin said. “Looking ahead, the full U.S. launch of SculpSure is on schedule for the first quarter of 2016, which is planned to coincide with the rollout of the product to our European direct offices in France, Germany, Spain and the United Kingdom as well as our direct office in Australia. Key objectives for SculpSure for the year ahead include: securing additional international registrations, gaining expanded clearances for treatment areas in addition to the flanks and abdomen, pursuing aesthetic indications beyond non-invasive fat reduction and adding new distribution channels.”

Third-Quarter Financial Results Conference Call

In conjunction with the announcement of its third-quarter financial results, Cynosure will host a conference call for investors and analysts at 9:00 a.m. ET today. On the call, Michael Davin and Timothy Baker, the Company’s President, Chief Operating Officer and Chief Financial Officer, will discuss Cynosure’s financial results and provide a business overview. Those who wish to listen to the conference call webcast should visit the “Investors” section of the Company’s website at www.cynosure.com. The live call can also be accessed by dialing (877) 709-8155 or (201) 689-8881. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

About Cynosure, Inc.

Cynosure develops, manufactures, and markets aesthetic treatment systems that enable plastic surgeons, dermatologists and other medical practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and benign pigmented lesions, remove multi-colored tattoos, revitalize the skin, reduce fat through non-invasive and minimally invasive laser lipolysis, reduce cellulite, clear nails infected by toe fungus, ablate sweat glands and improve vaginal health. Cynosure also markets radiofrequency energy-sourced medical devices for precision surgical applications such as facial plastic and general surgery, gynecology, ear, nose, and throat procedures, ophthalmology, oral and maxillofacial surgery, podiatry and proctology. Cynosure’s product portfolio is composed of a broad range of energy sources including Alexandrite, diode, Nd:YAG, picosecond, pulse dye, Q-switched lasers, intense pulsed light and radiofrequency technology. Cynosure sells its products globally under the Cynosure, Palomar, ConBio and Ellman brand names through a direct sales force in the United States, Canada, Mexico, France, Morocco, Germany, Spain, the United Kingdom, Australia, China, Japan and Korea, and through international distributors in approximately 120 other countries. For corporate or product information, visit Cynosure’s website at www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including Cynosure’s expectations with respect to timing of product launches, regulatory clearances and international registrations, as well as other statements containing the words, “believes,” “looks forward,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the market price of Cynosure’s stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flows from operations, levels of demand for procedures performed with Cynosure products and for Cynosure products themselves, competition in the aesthetic laser industry, general business and economic conditions, effects of acquisitions that Cynosure has made or may make, Cynosure’s ability to develop and commercialize new products, including the MonaLisa Touch and SculpSure products, Cynosure’s reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, and economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Report on Form 10-Q for the three months ended June 30, 2015, which are filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, although Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$78,414	$71,530	$237,020	$206,107
Cost of revenues	34,009	31,232	102,486	89,721

Gross profit	44,405	40,298	134,534	116,386

Operating expenses
Selling and marketing	26,828	21,721	78,950	62,710
Research and development	5,514	5,746	16,723	16,319
Amortization of intangible assets acquired	736	740	2,208	2,166
General and administrative	6,492	6,841	22,124	22,197

Total operating expenses	39,570	35,048	120,005	103,392

Income from operations	4,835	5,250	14,529	12,994

Interest expense, net	(428)	(342)	(1,260)	(1,034)
Other expense, net	(216)	(827)	(1,395)	(548)

Income before income taxes	4,191	4,081	11,874	11,412

Income tax provision	962	1,007	3,295	3,074

Net income	$3,229	$3,074	$8,579	$8,338

Diluted net income per share	$0.14	$0.14	$0.38	$0.37

Diluted weighted average shares outstanding	22,880	21,900	22,539	22,280

Basic net income per share	$0.14	$0.14	$0.39	$0.38

Basic weighted average shares outstanding	22,580	21,637	22,167	21,900

Condensed Consolidated Balance Sheet

(In thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)

Assets:
Cash, cash equivalents and marketable securities	$81,405	$75,131
Short-term investments and related financial instruments	38,429	32,055
Accounts receivable, net	44,933	42,524
Inventories	74,310	59,318
Deferred tax asset, current portion	17,527	17,228
Prepaid expenses and other current assets	14,495	9,629

Total current assets	271,099	235,885
Property and equipment, net	38,461	34,256
Long-term marketable securities	33,420	26,189
Goodwill and intangibles, net	152,462	159,347
Other noncurrent assets	2,325	2,047

Total assets	$497,767	$457,724

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$62,820	$63,282
Deferred revenue	16,140	10,971
Capital lease obligations	525	137

Total current liabilities	79,485	74,390

Capital lease obligations, net of current portion	17,067	16,088
Deferred revenue, net of current portion	847	809
Other long-term liabilities	10,495	8,325

Total stockholders’ equity	389,873	358,112

Total liabilities and stockholders’ equity	$497,767	$457,724

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures included in this press release exclude costs associated with the acquisitions and amortization of intangible assets acquired, as well as unrealized foreign exchange gains or losses for the three and nine months ended September 30, 2015 and 2014. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

Cynosure’s management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the acquisition-related costs, amortization and foreign exchange costs that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to the non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. The non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that the non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in our financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Gross profit	$44,405	$40,298	$134,534	$116,386

Non-GAAP adjustments to gross profit:

Costs associated with amortization	1,554	1,494	4,661	4,244

Total Non-GAAP adjustments to gross profit	1,554	1,494	4,661	4,244

Non-GAAP Gross profit dollars	$45,959	$41,792	$139,195	$120,630

Non-GAAP Gross profit percentage	58.6%	58.4%	58.7%	58.5%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Income from operations	$4,835	$5,250	$14,529	$12,994

Non-GAAP adjustments to income from operations:

Costs associated with acquisitions and amortization	2,290	2,880	7,626	10,317

Total Non-GAAP adjustments to income from operations	2,290	2,880	7,626	10,317

Non-GAAP Income from operations	$7,125	$8,130	$22,155	$23,311

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income	$3,229	$3,074	$8,579	$8,338

Non-GAAP adjustments to net income:

Costs associated with acquisitions and amortization	2,290	2,880	7,626	10,317
Unrealized foreign exchange loss	476	889	1,722	611
Income tax effect of Non-GAAP adjustments	(1,125)	(1,348)	(3,071)	(3,628)

Total Non-GAAP adjustments to net income	1,641	2,421	6,277	7,300

Non-GAAP net income	$4,870	$5,495	$14,856	$15,638

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Diluted net income per share	$0.14	$0.14	$0.38	$0.37

Costs associated with acquisitions and amortization	0.10	0.13	0.34	0.46
Unrealized foreign exchange loss	0.02	0.04	0.08	0.03
Income tax effect of Non-GAAP adjustments	(0.05)	(0.06)	(0.14)	(0.16)

Total Non-GAAP adjustments to net income	0.07	0.11	0.28	0.33

Non-GAAP diluted net income per share	$0.21	$0.25	$0.66	$0.70

Weighted average shares used to compute GAAP diluted net income per share	22,880	21,900	22,539	22,280

Weighted average shares used to compute Non-GAAP diluted net income per share	22,880	21,900	22,539	22,280